June 30, 2008

Catalyst Funds

630 Fitzwatertown Road

Building A, 2nd Floor

Willow Grove, PA 19090

RE:

Catalyst Funds

File Nos. 333-132541 and 811-21872

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 14 to the Catalyst Funds Registration Statement Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933, Post-Effective Amendment No. 16 under the Investment Company Act of 1940 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP